EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-34996, 333-166268, 333-181138, 333-217790, 333-222245, 333-238024, and 333-272211 on Form S-8 of our reports dated February 23, 2024, relating to the consolidated financial statements and financial statement schedule of Franklin Electric Co., Inc. and the effectiveness of Franklin Electric Co., Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/DELOITTE & TOUCHE LLP
Chicago, Illinois
February 23, 2024